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                                                                    EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF THE REGISTRANT



A.  Corporate Technologies USA, Inc. (a Minnesota Corporation)
B.  MultiBand, Inc. (a Minnesota Corporation)
C. Vicom Midwest Telecommunications Systems, Inc. (a Minnesota Corporation), inactive.